UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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 FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2016

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Citius Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

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Nevada

(State or other jurisdiction of incorporation)

333-206903	27-3425913
(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor Cranford, NJ	01754
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (978) 938-0338

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On September 21, 2016, Citius Pharmaceuticals, Inc. (“Citius” or the “Company”) gave notice of its termination of the agreements with Prenzamax LLC (“Prenzamax”), Akrimax Pharmaceuticals LLC (“Akrimax”) and/or Alpex Pharma S.A. (“Alpex”) (collectively, the “Agreements”). Pursuant to the Agreements, the Company granted Prenzamax an exclusive, royalty-bearing, transferable license to use, manufacture, and sell Suprenza, the Company’s Food and Drug Administration (the “FDA”) approved phentermine-based product for weight loss, in the United States, and Alpex agreed to supply Suprenza to Prenzamax. The termination of the Agreements set forth below will be effective immediately.

•	Amended and Coordination Agreement dated November 15, 2011 by and between Prenzamax, Akrimax, Citius and Alpex

•	Collaboration and License Agreement dated June 12, 2008 by and between Citius and Alpex

•	Exclusive License Agreement dated November 15, 2011 by and between Prenzamax and Citius

•	Supply Agreement dated November 15, 2011 by and between Prenzamax and Alpex

•	Technical and Quality Agreement dated November 15, 2011 by and among Citius, Alpex and Akrimax

As previously disclosed in a Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 7, 2016, Citius notified Prenzamax and Akrimax that the parties must cease all shipments of Suprenza under the Agreements, effective as of June 30, 2016. Since June 30, 2016, Prenzamax and Akrimax have not been responsible for the marketing and commercialization of Suprenza, and the parties have had no further payment obligations under the Agreements, except with respect to payments that accrued prior to June 30, 2016. The Company has not previously received royalties from the product and Citius has withdrawn the New Drug Application from the FDA, eliminating the ongoing regulatory expense associated with annual FDA fees.

The co-founder and Vice Chairman of Akrimax is Leonard Mazur, the Executive Chairman and Secretary and a director of the Company. Prenzamax is an affiliate of Akrimax and was formed for the purpose of managing the license granted pursuant to the Agreements.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 16, 2016, we filed a Certificate of Amendment with the Nevada Secretary of State for the purpose of amending our Articles of Incorporation to increase the number of shares of common stock the Company has the authority to issue from 90,000,000 shares to 200,000,000 shares. This amendment was described in our definitive proxy statement for our annual meeting of shareholders held on September 15, 2016 and was approved by our shareholders at the annual meeting.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2016 annual meeting of shareholders on September 15, 2016. At the meeting, shareholders elected the following seven members to the Company’s Board of Directors for a term expiring at the annual meeting of stockholders in 2017, based on the following votes:

Member	For	Withheld	Broker Non-Votes
Myron Holubiak	56,087,179	0	1,587,837
Leonard Mazur	56,087,179	0	1,587,837
Suren Dutia	56,087,179	0	1,587,837
Dr. William Kane	56,087,179	0	1,587,837
Howard Safir	56,087,179	0	1,587,837
Carol Webb	56,087,179	0	1,587,837
Dr. Eugene Holuka	56,087,179	0	1,587,837

At the meeting, our shareholders took the following actions:

•	Ratified the appointment of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending September 30, 2016. The vote for such approval was 57,675,016 shares for, 0 shares against, 0 shares abstaining, and 0 shares of broker non-votes.

•	Approved an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 90,000,000 to 200,000,000 shares of common stock. The vote for such approval was 57,512,938 shares for, 144,686 shares against, 17,392 shares abstaining, and 0 shares of broker non-votes.

•	Granted the Board of Directors the authority, in its sole discretion, to approve an amendment to the Company's Amended and Restated Articles of Incorporation to effect a reverse stock split of our issued and outstanding common stock by a ratio of not less than 1-for-8 and not more than 1-for-20 at any time prior to September 15, 2017, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors. The vote for such approval was 55,158,071 shares for, 2,498,416 shares against, 18,529 shares abstaining, and 0 shares of broker non-votes.

•	Approved on a non-binding advisory basis, the compensation of our named executive officers. The vote for such approval was 56,083,789 shares for, 2,290 shares against, 1,100 shares abstaining, and 1,587,837 shares of broker non-votes.

•	Approved on a non-binding advisory basis, the frequency with which future advisory votes on executive compensation should be held every third year. The shareholders were voting on either one, two or three years for frequency with which future advisory votes on executive compensation should be held. The vote for one year was 2,350 shares for, 44,872 shares for two years, 55,979,957 shares for three years, and 60,000 shares abstaining. A majority of the votes cast were for a non-binding approval of executive compensation every three years.

•	Approved a change in the state of incorporation of the Company to Delaware from Nevada, if at all, on or before September 15, 2017, by merging the Company with and into a newly formed Delaware subsidiary, pursuant to an agreement and plan of merger, in connection with which the Certificate of Incorporation and Bylaws of the Delaware corporation shall become the Certificate of Incorporation and Bylaws of the Company. The vote for such approval was 56,085,929 shares for, 0 shares against, 1,250 shares abstaining, and 1,587,837 shares of broker non-votes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Amendment to Articles of Incorporation of Citius Pharmaceuticals, Inc., effective September 16, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIUS PHARMACEUTICALS, INC.

Date: September 21, 2016	By:	/s/ Myron Holubiak
Myron Holubiak
President and Chief Executive Officer